UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 10, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On January 11, 2008, IA Global, Inc. (the “Company”) announced that Brian Nelson was appointed, effective as of January 3, 2008, to the Company’s Board of Directors as an independent director, Chairman of the Nominating Committee and a member of the Audit and Merger and Acquisition Committees. Mr. Nelson will serve on the Board until our Annual Meeting of Shareholders in 2008. Mr. Nelson accepted the board position on January 10, 2008, and agreed to serve on the board effective from January 3, 2008.

Mr. Nelson joined ValueCommerce, a leading Internet sales and marketing company in Japan, in 2000 as Chief Operating Officer. In March 2001, Mr. Nelson was promoted to Chief Executive Officer in this role he negotiated and completed a TOB (Tender Offer Bib) With YAHOO! Japan in 2005. In 2006, Mr. Nelson led Value Commerce to a highly successful IPO resulting in Value Commerce achieving a market capitalization of more than $300 million. Brian has deep experience and skills in operations, sales, consulting, marketing, and senior management positions. Prior to ValueCommerce, Mr. Nelson was Director of Sales and Marketing for the Gallup Organization in Japan, he also worked in Business Development with a non-life insurer, Tokyo Marine and Fire Insurance and as a sales executive for Ashisuto, a Japan computer software company. He graduated from the American School in Japan, before completing a Business Administration Degree at the University of Southern California. Mr. Nelson is a frequent public speaker on business matters concerning Japan and entrepreneurship. He has been a resident of Japan since 1990 and is a fluent Japanese speaker.

There was no arrangement or understanding pursuant to which Mr. Nelson was elected as a director, and there are no related party transactions between Mr. Nelson and the Company. For accepting appointment as an outside director, he received an option to purchase 200,000 shares of common stock pursuant to the Company’s 2007 Stock Incentive Plan at $0.31 per share, which was the adjusted closing price on January 3, 2008, the day prior to the Compensation Committee meeting. In accordance with the 2007 Stock Incentive Plan, the stock options will vest quarterly over three years and expire on January 2, 2018. In addition, Mr. Nelson will receive director fees of $2,200 per month.

A copy of the press release dated January 11, 2008, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

99.1	Press release dated January 11, 2008, which announced the appointment of Brian Nelson to the board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: January 11, 2008

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer